Contact	Chris Grandis
	Media Relations Director	Moved on Business Wire
	Corporate	August 10, 2011
703.641.2316
cgrandis@csc.com

Bryan Brady
Vice President, Investor Relations
Corporate
703.641.3000
investorrelations@csc.com

CSC REPORTS FIRST QUARTER RESULTS
Tax Benefits Lead to Higher EPS
FALLS CHURCH, Va., Aug. 10 – CSC (NYSE: CSC) today reported first quarter fiscal 2012 revenue of $4.03 billion and fully diluted earnings per share (EPS) from continuing operations of $1.18 compared to first quarter fiscal 2011 revenue of $3.91 billion and EPS from continuing operations of $0.89.

Results for the quarter include:

•	New business awards of $2.3 billion compared to $3.3 billion during the first quarter of the previous year.
•	Pre-tax margin of 2.50%, a decrease of 290 bps from the previous year.
•	Operating margin of 4.46%, a decrease of 262 bps from the previous year.
•	Operating cash outflow of $46 million for the quarter, an improvement of $14 million from the previous year.
•	Free cash outflow of $409 million for the quarter, compared to an outflow of $318 million during the previous year.
•	Tax rate of (84.2%), compared to 31.3% in the previous year.

“This quarter’s margin results were adversely affected by performance within the Managed Services Sector (MSS). Improvement actions are underway within this business,” said Michael W. Laphen, CSC Chairman, President and Chief Executive Officer. “Our other two lines of business delivered results essentially in line with our expectations.  I am particularly encouraged by the revenue growth in Business Solutions & Services (BSS) which we’ve identified as our growth platform. We are very pleased to have closed our acquisition of iSOFT with its depth of quality healthcare resources and clients.”

New Business Awards

Across the three lines of business, new business awards for the first quarter were $2.3 billion.  North American Public Sector (NPS) contributed $0.9 billion, BSS reported $0.9 billion and MSS closed $0.5 billion of new business.
On a year-to-date basis, new business awards are approximately $4.1 billion with a further $1.4 billion of awards for which CSC has been down-selected to one and/or the only party in negotiations.

Revenue by Line of Business

For the quarter, BSS revenue was $0.96 billion (an increase of 17.1% from the first quarter last year and 8.0% in constant currency).  NPS revenue was $1.48 billion (down 2.4% from the first quarter last year but flat when adjusted for the Census contract contribution in the previous fiscal year).  MSS revenue was $1.62 billion (an increase of 1.3% from the first quarter of last year and a decline of 5.7% in constant currency).

Fiscal Year 2012 Updated Guidance

The Company’s updated guidance for fiscal year 2012 includes the July 29, 2011 iSOFT acquisition and related costs.

	May 25, 2011 excludes iSOFT	August 10, 2011 includes iSOFT
New Business Awards (billions)	~$17	~$17
Revenue (billions)	$16.5 - $17.0	$16.5 - $17.0
Operating Income Margin	8.75% - 9.25%	7.00% - 7.50%
EPS	$4.70 - $4.80	$4.70 - $4.80
Free Cash Flow as a % of Net Income	> 90%	> 90%

Conference Call and Webcast

CSC senior management will host a conference call and Webcast at 11:00 a.m. EDT today. The conference call dial-in number for domestic callers is 877-548-7906. International callers will need to dial +1 719-325-4805. The pass code for all participants is 5541259. The Webcast and presentation slides can be accessed at www.csc.com/investor_relations.

Non-GAAP Measures

In an effort to provide investors with additional information regarding the Company’s preliminary results as determined by generally accepted accounting principles (GAAP), the Company has also disclosed in this press release preliminary non-GAAP information which management believes provides useful information to investors, including: operating income, operating margin, free cash flow and free cash flow as a percentage of net income attributable to CSC common shareholders.  A reconciliation of the adjustments to preliminary GAAP results for this quarter, twelve months and prior periods, as well as the rationale for management’s use of non-GAAP measures, is included in the tables below.

About CSC

CSC is a global leader in providing technology-enabled business solutions and services. Headquartered in Falls Church, Va., CSC has approximately 93,000 employees and reported revenue of $16.2 billion for the 12 months ended July 1, 2011. For more information, visit the company's website at www.csc.com.

All statements in this press release and in all future press releases that do not directly and exclusively relate to historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements represent the Company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, many of which are outside the Company’s control. These factors could cause actual results to differ materially from such forward-looking statements. For a written description of these factors, see the section titled “Risk Factors” in CSC’s Form 10-K for the fiscal year ended April 1, 2011 and any updating information in subsequent SEC filings.  The Company disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent event or otherwise, except as required by law.

CSC-Page 4				8/10/2011

Revenues by Segment
(preliminary and unaudited)
	Quarter Ended
	July 1, 2011	July 2, 2010(2)	% of Total Revenue
(Amounts in millions )			Fiscal 2012	Fiscal (2) 2011

Business Solutions & Services	$961	$821	24%	21%

Managed Services Sector	1,619	1,598	40	41

Department of Defense	1,115	1,103	27	28
Civil agencies	305	361	8	9
Other (1)	64	56	2	2
North American Public Sector	1,484	1,520	37	39

Corporate & Eliminations	(31)	(29)	(1)	(1)

Total Revenue	$4,033	$3,910	100%	100%

Note (1):	Other revenues consist of state, local and foreign government as well as commercial contracts performed by the North American Public Sector (NPS)
(2):
The consolidated condensed statement of income for the quarter ended July 2, 2010, has been recast from the one presented in previously filed Form 10-Q and Press Release to reflect discontinued operations of two businesses sold in fiscal 2011.

CSC-Page 5		8/10/2011

Consolidated Condensed Statements of Income
(preliminary and unaudited)
	Quarter Ended
(In millions except per-share amounts)	July 1 , 2011	July 2 , 2010(1)

Revenues	$4,033	$3,910
Costs of services (excludes depreciation and amortization)	3,365	3,170
Selling, general and administrative	264	243
Depreciation and amortization	278	256
Interest expense	42	41
Interest income	(12)	(8)
Other (income) expense	(5)	(3)
Total costs and expenses	3,932	3,699

Income from continuing operations before taxes	101	211
Taxes on income	(85)	66
Income from continuing operations	186	145
(Loss) income from discontinued operations, net of taxes	(1)	3
Net income	185	148
Less: Net income attributable to noncontrolling interest, net of tax	2	5
Net income attributable to CSC common shareholders	$183	$143

Earnings per share:
Basic:
Continuing operations	$1.19	$0.91
Discontinued operations	(0.01)	0.02
	$1.18	$0.93
Diluted:
Continuing operations	$1.18	$0.89
Discontinued operations	(0.01)	0.02
	$1.17	$0.91

Cash dividend per common share	$0.20	$0.15

Weighted average common shares outstanding for:
Basic EPS	154.844	154.215
Diluted EPS	155.991	156.530

(1)
The consolidated condensed statement of income for the quarter ended July 2, 2010, has been recast  from the one presented in previously filed Form 10-Q and Press Release to reflect discontinued operations of two businesses sold in fiscal 2011.

CSC-Page 6		8/10/2011

Selected Balance Sheet Data
(preliminary and unaudited)
	As of	As of
(Amounts in millions)	July 1, 2011	April 1, 2011
Assets
Cash and cash equivalents	$1,666	$1,837
Receivables, net	4,052	3,719
Prepaid expenses and other current assets	2,062	2,001
Total current assets	7,780	7,557

Property and equipment, net	2,513	2,496
Outsourcing contract costs, net	651	647
Software, net	603	562
Goodwill	4,062	4,038
Other assets	820	820
Total assets	$16,429	$16,120

Liabilities
Short-term debt and current maturities of long-term debt	$430	$170
Accounts payable	483	517
Accrued payroll and related costs	840	817
Other accrued expenses	1,232	1,291
Deferred revenue	880	987
Income taxes payable and deferred income taxes	368	396
Total current liabilities	4,233	4,178

Long-term debt, net	2,418	2,409
Income tax liabilities and deferred income taxes	540	511
Other long-term liabilities	1,467	1,462

Total equity	7,771	7,560

Total liabilities and equity	$16,429	$16,120

Debt as a percentage of total capitalization	26.8%	25.4%

CSC-Page 7		8/10/2011

Consolidated Condensed Statements of Cash Flows
(preliminary and unaudited)
	Quarter Ended
(Amounts in millions)	July 1 , 2011	July 2, 2010
Cash flows from operating activities:
Net income	$185	$148
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization and other non-cash charges	292	277
Stock based compensation	5	14
Provision for losses on accounts receivable	2	4
Unrealized foreign currency exchange loss (gain)	4	(10)
Loss (gain) on dispositions	2	(4)
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Increase in assets	(247)	(203)
Decrease in liabilities	(289)	(286)
Net cash used in operating activities	(46)	(60)

Cash flows from investing activities:
Purchases of property and equipment	(161)	(177)
Outsourcing contracts	(50)	(28)
Acquisitions, net of cash acquired	(8)	(4)
Software purchased and developed	(111)	(44)
Other investing cash flows	(4)	-
Net cash used in investing activities	(334)	(253)

Cash flows from financing activities:
Net borrowings of commercial paper	200	-
Borrowings under lines of credit	52	4
Repayment of borrowings under lines of credit	(9)	(2)
Principal payments on long-term debt	(37)	(11)
Proceeds from stock options	13	16
Excess tax benefit from stock-based compensation	2	1
Dividend payments	(31)	-
Other financing activities, net	4	(6)
Net cash provided by financing activities	194	2

Effect of exchange rate changes on cash and cash equivalents	15	(38)

Net decrease in cash and cash equivalents	(171)	(349)
Cash and cash equivalents at beginning of year	1,837	2,784
Cash and cash equivalents at end of period	$1,666	$2,435

CSC-Page 8	8/10/2011
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Non-GAAP Financial Measures

The following tables reconcile operating income and free cash flow to the most directly comparable financial measure calculated and presented in accordance with GAAP. CSC management believes that these non-GAAP financial measures provide useful information to investors regarding the Company’s financial condition and results of operations as they provide another measure of the Company’s profitability and ability to service its debt, and are considered important measures by financial analysts covering CSC and its peers. Management uses operating income to evaluate business unit financial performance and it is one of the measures used in assessing management performance. One of the limitations associated with the use of operating income (as compared to reported earnings) is that it does not reflect the complete financial results of the Company. CSC compensates for these limitations by providing reconciliation between operating income and income before taxes.
GAAP Reconciliations
	Quarter Ended
Operating Income (preliminary and unaudited)
(Amounts in millions)	July 1, 2011	July 2, 2010(1)

Operating income	$180	$277
Corporate G&A	(54)	(36)
Interest expense	(42)	(41)
Interest income	12	8
Other income (expense)	5	3
Income from continuing operations before taxes	$101	$211

	Quarter Ended
Free Cash Flow (preliminary and unaudited)
(Amounts in millions)	July 1, 2011	July 2, 2010

Free cash flow	$(409)	$(318)
Net cash used in investing activities	334	253
Business acquisitions, net of cash acquired	(8)	(4)
Payments on capital leases and other long-term asset financings	37	9
Net cash used in operating activities	$(46)	$(60)
Net cash used in investing activities	$(334)	$(253)
Net cash provided by financing activities	$194	$2

Operating income	$180	$277
Operating margin	4.46%	7.08%
Pre-tax margin	2.50%	5.40%

Note: Payments on capital leases and other long-term asset financings, and proceeds from the sale of property and equipment (included in investment activities) are included in the calculation of Free Cash Flow (FCF).  Operating margin is defined as operating income as a percentage of revenue.  Pre-tax margin is defined as income from continuing operations before taxes, as a percentage of revenue.

(1)	Quarter ended July 2, 2010, amounts have been recast from the one presented in previously filed Form 10-Q and Press Release to reflect discontinued operations of two business sold in fiscal 2011.